Exhibit 99.1

FOR IMMEDIATE RELEASE

November 16, 2018

Strategic Storage Growth Trust, Inc. Reports 2018 Third Quarter Results

LADERA RANCH, CA – November 16, 2018 – Strategic Storage Growth Trust, Inc. (“SSGT”) announced continued growth in total revenues and net operating income (“NOI”), as well as same-store results, including revenues, NOI and annualized revenue per occupied square foot, as part of its overall operating results for the three and nine months ended September 30, 2018.

“We are proud to report another strong quarter of results along with an acquisition in Las Vegas, Nevada, which is a great complementary asset to our portfolio,” said H. Michael Schwartz, chairman and chief executive officer of SSGT. “As an update with respect to our merger with Strategic Storage Trust II, Inc., the go-shop period in our merger agreement expired on November 15. The merger will provide our stockholders with full-cycle liquidity in an all-cash transaction at $12.00 per share, a price above the most recently announced net asset value.”

Third Quarter 2018 Highlights

•	Increased total revenue by approximately $1.4 million, or 37%, when compared to the same period in 2017.
•	Increased same-store revenues and NOI by 5.6% and 9.4%, respectively, compared to the same period in 2017.
•	Increased same-store annualized revenue per occupied square foot by approximately 12%, when compared to the same period in 2017, from $12.37 to $13.91.
•	Increased modified funds from operations by approximately $0.1 million, or 8%, when compared to the same period in 2017.
•

Increased cash flows from operations by approximately $2.0 million, when compared to the same period in 2017, from cash flows used in operations of approximately $0.3 million to cash flows provided by operations of approximately $1.7 million.

Nine Months Ended September 30, 2018 Highlights

•	Increased total revenue by approximately $4.8 million, or 50%, when compared to the same period in 2017.
•	Increased same-store revenues and NOI by 8.0% and 11.9%, respectively, compared to the same period in 2017.
•	Increased same-store annualized revenue per occupied square foot by approximately 14%, when compared to the same period in 2017, from $12.25 to $13.92.
•	Increased modified funds from operations by approximately $0.7 million, or 33%, when compared to the same period in 2017.
•

Increased cash flows from operations by approximately $2.8 million, when compared to the same period in 2017, from approximately $0.2 million to approximately $3.0 million in cash flows provided by operations.

Occupancy Statistics for SSGT’s 2018 Acquisitions and Completed Developments

Below is occupancy information for SSGT’s 2018 acquisitions and development properties opened during 2018 as of each property’s acquisition or opening date and as of September 30, 2018.

Property	Acquisition Date / Opening Date	Initial Occupancy	Occupancy at September 30, 2018
Pembroke Pines – FL	02/01/18	0%	40%
Riverview – FL	02/21/18	0%	52%
Eastlake – CA	03/09/18	0%	34%
Asheville I – NC	03/22/18	0%	35%
McKinney – TX	05/01/18	78%	89%
Stoney Creek – ONT, CAN	05/31/18	0%	26%

Potential Acquisition

On April 5, 2017, an SSGT subsidiary executed a purchase and sale agreement with an unaffiliated third party for the acquisition of property that is being developed into a self storage facility located in Gilbert, Arizona (the “Riggs Road Property”). The purchase price for the Riggs Road Property is $10.0 million, plus closing costs and acquisition fees. SSGT expects the acquisition of the Riggs Road Property to close in the first half of 2019 after construction is complete on the self storage facility and a certificate of occupancy has been issued. SSGT expects to fund such acquisition through the issuance of debt financing. If SSGT fails to acquire the Riggs Road Property, in addition to the incurred acquisition costs, SSGT may also forfeit earnest money of $1.0 million as a result.

Potential Merger

On October 1, 2018, SSGT entered into a merger agreement with Strategic Storage Trust II, Inc. (“SST II”), pursuant to which SSGT will merge with and into a wholly-owned merger subsidiary of SST II. Under the merger agreement, SSGT stockholders will receive $12.00 per share in cash. The merger agreement was negotiated on behalf of SSGT by an independent special committee of SSGT’s board of directors, which was formed to conduct a review of potential strategic alternatives.

The special committee of SSGT’s board of directors, the SSGT board of directors, an independent special committee of SST II’s board of directors, and the SST II board of directors have each approved the merger agreement.

The merger is expected to close during the first quarter of 2019, subject to customary closing conditions, including the approval of SSGT’s stockholders, who will vote on the transaction at a special meeting on a date to be announced. The transaction is not contingent on receipt of financing by SST II. Under specified circumstances set forth in the merger agreement, SST II will be required to pay SSGT a termination fee of $9.6 million if SST II fails to close the transaction. Alternatively, under specified circumstances set forth in the merger agreement, SSGT could be required to pay to SST II a termination fee of $9.6 million.

Quarterly Distribution

On September 26, 2018, SSGT’s board of directors declared a distribution rate for the fourth quarter of 2018 of approximately $0.0013698630 per day per share on the outstanding shares of common stock, payable to both Class A and Class T stockholders of record of such shares as shown on SSGT’s books at the close of business on each day during the period, commencing on October 1, 2018 and ending on December 31, 2018. In connection with this distribution, after the stockholder servicing fee is paid, approximately $0.0011 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month.

Subsequent Events

KeyBank Facility

On October 24, 2018, SSGT amended its credit facility with KeyBank, National Association in order to extend the maturity date from December 20, 2018 to February 18, 2019 (the “Amendment”). The Amendment also reduced the maximum borrowing capacity under the KeyBank credit facility from $50 million to $28 million.

Las Vegas, Nevada

On November 6, 2018, SSGT closed on a newly constructed self storage facility located in Las Vegas, Nevada following the issuance of a certificate of occupancy for a purchase price of approximately $9.2 million, plus closing costs and acquisition fees, which was funded through a drawdown on SSGT’s KeyBank credit facility. SSGT incurred acquisition fees of approximately $0.2 million in connection with the acquisition.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2018 (Unaudited)	December 31, 2017
ASSETS
Real estate facilities:
Land	$49,297,619	$40,955,234
Buildings	177,973,692	125,878,582
Site improvements	12,291,160	9,527,049
	239,562,471	176,360,865
Accumulated depreciation	(11,647,550)	(7,052,779)
	227,914,921	169,308,086
Construction in process	4,108,635	10,753,238
Real estate facilities, net	232,023,556	180,061,324
Cash and cash equivalents	2,566,634	52,720,171
Other assets, net	3,516,766	5,825,906
Debt issuance costs, net	124,852	465,378
Intangible assets, net	512,877	856,979
Total assets	$238,744,685	$239,929,758
LIABILITIES AND EQUITY
Secured debt, net	$12,873,428	$5,594,779
Accounts payable and accrued liabilities	4,236,454	3,800,992
Due to affiliates	2,871,539	3,406,088
Distributions payable	1,033,826	833,488
Total liabilities	21,015,247	13,635,347
Commitments and contingencies
Redeemable common stock	8,208,920	5,679,485
Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Class A Common stock, $0.001 par value; 350,000,000 shares authorized; 19,094,325 and 18,942,639 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	19,094	18,943
Class T Common stock, $0.001 par value; 350,000,000 shares authorized; 7,612,599 and 7,566,333 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	7,613	7,567
Additional paid-in capital	247,569,361	247,552,584
Distributions	(18,708,534)	(10,655,612)
Accumulated deficit	(19,332,578)	(16,607,616)
Accumulated other comprehensive income	46,992	371,923
Total Strategic Storage Growth Trust, Inc. equity	209,601,948	220,687,789
Noncontrolling interests in our Operating Partnership	(81,430)	(72,863)
Total equity	209,520,518	220,614,926
Total liabilities and equity	$238,744,685	$239,929,758

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Self storage rental revenue	$5,058,002	$3,775,521	$13,943,976	$9,486,629
Ancillary operating revenue	166,657	29,181	425,517	70,885
Total revenues	5,224,659	3,804,702	14,369,493	9,557,514
Operating expenses:
Property operating expenses	2,307,041	1,862,731	6,277,406	4,350,934
Property operating expenses – affiliates	647,305	605,275	1,838,634	1,265,058
General and administrative	868,907	417,384	2,634,015	1,596,060
Depreciation	1,708,502	1,182,706	4,662,698	2,716,371
Intangible amortization expense	275,398	157,213	739,102	601,644
Acquisition expenses – affiliates	33,446	925,570	172,800	1,998,058
Other property acquisition expenses	2,448	542,548	93,722	882,454
Total operating expenses	5,843,047	5,693,427	16,418,377	13,410,579
Operating loss	(618,388)	(1,888,725)	(2,048,884)	(3,853,065)
Other income (expense):
Interest expense	(120,105)	(24,992)	(201,034)	(64,147)
Interest expense – debt issuance costs	(170,144)	(46,137)	(463,397)	(372,934)
Other	544	168,284	(13,694)	278,934
Net loss	(908,093)	(1,791,570)	(2,727,009)	(4,011,212)
Net loss attributable to the noncontrolling interests in our Operating Partnership	749	1,155	2,047	3,631
Net loss attributable to Strategic Storage Growth Trust, Inc. common stockholders	$(907,344)	$(1,790,415)	$(2,724,962)	$(4,007,581)
Net loss per Class A share—basic and diluted	$(0.03)	$(0.07)	$(0.10)	$(0.18)
Net loss per Class T share—basic and diluted	$(0.03)	$(0.07)	$(0.10)	$(0.18)
Weighted average Class A shares outstanding—basic and diluted	19,086,331	18,809,084	19,043,406	16,109,501
Weighted average Class T shares outstanding—basic and diluted	7,607,311	7,520,457	7,593,641	5,962,771

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net loss (attributable to common stockholders)	$(907,344)	$(1,790,415)	$(2,724,962)	$(4,007,581)
Add:
Depreciation	1,679,380	1,171,837	4,594,771	2,685,676
Amortization of intangible assets	275,398	157,213	739,102	601,644
Deduct:
Adjustment for noncontrolling interests	(1,470)	(1,013)	(4,020)	(3,108)
FFO (attributable to common stockholders)	1,045,964	(462,378)	2,604,891	(723,369)
Other Adjustments:
Acquisition expenses(1)	35,894	1,468,118	266,522	2,880,512
Foreign currency translation gain/loss	(387)	—	(503)	—
Adjustment for noncontrolling interests	(27)	(1,119)	(201)	(2,640)
MFFO (attributable to common stockholders)	$1,081,444	$1,004,621	$2,870,709	$2,154,503

SSGT’s results of operations for the three and nine months ended September 30, 2018, as compared to the three and nine months ended September 30, 2017, have been impacted by a favorable increase in same-store net operating income results of approximately $0.2 million and $0.5 million, respectively, and an increase in net operating income from our other stores of approximately $0.7 million and $2.0 million, respectively, mostly offset by increased general and administrative expenses, merger related expenses, interest expense and asset management fees associated with our more recently acquired or developed operating properties.

(1)

In evaluating investments in real estate, SSGT differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding any expensed acquisition related expenses, SSGT believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of SSGT’s properties. Acquisition fees and expenses include payments to SSGT’s advisor and third parties. Acquisition related expenses that do not meet SSGT’s capitalization criteria under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SSGT, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

Non-Cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SSGT’s operating results:

•

Debt issuance costs of approximately $170,000 and $46,000, respectively, were recognized for the three months ended September 30, 2018 and 2017. Debt issuance costs of approximately $463,000 and $373,000, respectively, were recognized for the nine months ended September 30, 2018 and 2017.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for our same-store facilities (those properties included in the consolidated results of operations since July 1, 2017, excluding four lease-up and three development properties we owned as of July 1, 2017) for the three months ended September 30, 2018 and 2017. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Revenue(1)	$3,147,669	$2,981,247	5.6%	$2,076,990	$823,455	N/M	$5,224,659	$3,804,702	37.3%
Property operating expenses(2)	1,287,969	1,281,778	0.5%	1,355,518	813,839	N/M	2,643,487	2,095,617	26.1%
Property operating income	$1,859,700	$1,699,469	9.4%	$721,472	$9,616	N/M	$2,581,172	$1,709,085	51.0%
Number of facilities	15	15		13	9		28	24
Rentable square feet(3)	1,105,100	1,105,100		1,016,600	698,600		2,121,700	1,803,700
Average physical occupancy(4)	88.3%	93.6%		N/M	N/M		76.3%	84.7%
Annualized revenue per occupied square foot(5)	$13.91	$12.37		N/M	N/M		$14.30	$13.63

N/M = Not meaningful

(1)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.

(3)

Of the total rentable square feet, parking represented approximately 154,000 as of September 30, 2018 and 2017, respectively. On a same-store basis, for the same periods, parking represented approximately 106,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SSGT have excluded the realized revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SSGT’s increase in same-store revenue of approximately $0.2 million was the result of increased revenue per occupied square foot of approximately 12%, net of decreased average physical occupancy of approximately 5%, for the three months ended September 30, 2018, as compared to the three months ended September 30, 2017. Contributing to the increase in revenue was approximately $0.1 million of tenant insurance related revenue, of which we had none in the three months ended September 30, 2017.

The following table presents a reconciliation of net loss, as presented on SSGT’s consolidated statements of operations, to net operating income for the periods indicated:

	For the Three Months Ended September 30,
	2018	2017
Net loss	$(908,093)	$(1,791,570)
Adjusted to exclude:
Costs incurred in connection with the property management changes (1)	—	167,532
Asset management fees (2)	310,859	204,857
General and administrative	868,907	417,384
Depreciation	1,708,502	1,182,706
Intangible amortization expense	275,398	157,213
Acquisition expenses - affiliates	33,446	925,570
Other property acquisition expenses	2,448	542,548
Interest expense	120,105	24,992
Interest expense - debt issuance costs	170,144	46,137
Other	(544)	(168,284)
Property operating income	$2,581,172	$1,709,085

(1)	Costs incurred in connection with the property management changes are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

The following table sets forth operating data for our same-store facilities (those properties included in the consolidated results of operations since January 1, 2017, excluding one lease-up property and three development properties we owned as of January 1, 2017) for the nine months ended September 30, 2018 and 2017. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Revenue(1)	$8,432,414	$7,810,610	8.0%	$5,937,079	$1,746,904	N/M	$14,369,493	$9,557,514	50.3%
Property operating expenses(2)	3,446,154	3,354,254	2.7%	3,788,805	1,594,146	N/M	7,234,959	4,948,400	46.2%
Property operating income	$4,986,260	$4,456,356	11.9%	$2,148,274	$152,758	N/M	$7,134,534	$4,609,114	54.8%
Number of facilities	13	13		15	11		28	24
Rentable square feet(3)	979,900	979,900		1,141,800	823,800		2,121,700	1,803,700
Average physical occupancy(4)	88.7%	93.1%		N/M	N/M		73.4%	82.3%
Annualized revenue per occupied square foot(5)	$13.92	$12.25		N/M	N/M		$14.26	$13.33

N/M = Not meaningful

(1)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.

(3)

Of the total rentable square feet, parking represented approximately 154,000 as of September 30, 2018 and 2017, respectively. On a same-store basis, for the same periods, parking represented approximately 106,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SSGT has excluded the realized revenue and occupied square feet related to parking herein for the purpose of calculating annualized revenue per occupied square foot.

SSGT’s increase in same-store revenue of approximately $0.6 million was the result of increased revenue per occupied square foot of approximately 14%, net of decreased average physical occupancy of approximately 4%, for the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017. Additionally, contributing to the increase in revenue was approximately $0.3 million of tenant insurance related revenue, of which we had none in the nine months ended September 30, 2017.

The following table presents a reconciliation of net loss, as presented on SSGT’s consolidated statements of operations, to net operating income for the periods indicated:

	For the Nine Months Ended September 30,
	2018	2017
Net Loss	$(2,727,009)	$(4,011,212)
Adjusted to exclude:
Costs incurred in connection with the property management changes (1)	—	167,532
Asset management fees (2)	881,081	500,060
General and administrative	2,634,015	1,596,060
Depreciation	4,662,698	2,716,371
Intangible amortization expense	739,102	601,644
Acquisition expenses - affiliates	172,800	1,998,058
Other property acquisition expenses	93,722	882,454
Interest expense	201,034	64,147
Interest expense - debt issuance costs	463,397	372,934
Other	13,694	(278,934)
Property operating income	$7,134,534	$4,609,114

(1)	Costs incurred in connection with the property management changes are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SSGT defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, costs incurred in connection with the property management change, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SSGT believes that NOI (also referred to as property operating income) is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SSGT believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SSGT’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which SSGT believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to SSGT’s net income (loss) as determined under GAAP.

SSGT defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SSGT’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, SSGT believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, SSGT believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that SSGT intends to have a relatively limited term of its operations; it could be difficult to recover any impairment charges through the eventual sale of the property. To date, SSGT has not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, SSGT believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on SSGT’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or modified funds from operations (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating SSGT’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses. Prior to January 1, 2018, when SSGT adopted new accounting guidance, such costs were entirely expensed as operating expenses under GAAP. Subsequent to January 1, 2018, certain of such costs continue to be expensed, albeit to a much lesser extent. SSGT believes these fees and expenses do not affect its overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenditures associated with that process, is a key feature of SSGT’s business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, SSGT believes that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for SSGT’s offering, SSGT has used the proceeds raised in its offering, including under its distribution reinvestment plan, to acquire properties and SSGT has begun the process of achieving a liquidity event (i.e., listing of its shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of its assets, or another similar transaction). Thus, SSGT does not intend to continuously purchase assets and intends to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of the board of directors of SSGT. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non- traded REITs and which SSGT believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to SSGT’s net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if SSGT does not ultimately engage in a liquidity event. SSGT believes that, because MFFO excludes any acquisition fees and expenses that affect its operations only in periods in which properties are acquired and that SSGT considers more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of SSGT’s operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, SSGT believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. SSGT also believes that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non- traded REIT industry. Further, SSGT believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of SSGT’s operating performance after its offering has been completed and properties have been acquired, as it excludes any acquisition fees and expenses that have a negative effect on SSGT’s operating performance during the periods in which properties are acquired.

SSGT defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments relating to contingent purchase price obligations included in net income, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

SSGT’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, SSGT excludes acquisition related expenses and realized and unrealized gains and losses on foreign exchange holdings. The other adjustments included in the IPA’s Practice Guideline are not applicable to SSGT for the periods presented. Acquisition fees and expenses are paid in cash by SSGT, and it has not set aside or put into escrow any specific amount of proceeds from its offering to be used to fund acquisition fees and expenses. SSGT does not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to SSGT’s advisor and third parties. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SSGT, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if SSGT is not able to raise additional proceeds from its offering, this could result in SSGT paying acquisition fees or reimbursing acquisition expenses due to its advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or SSGT may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, SSGT views fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

SSGT uses MFFO and the adjustments used to calculate it in order to evaluate its performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if SSGT does not continue to operate in this manner. SSGT believes that its use of MFFO and the adjustments used to calculate it allow it to present its performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of SSGT’s offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to SSGT’s current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, SSGT believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SSGT’s performance, as an alternative to cash flows from operations, which is an indication of SSGT’s liquidity, or indicative of funds available to fund SSGT’s cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of SSGT’s performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SSGT uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SSGT would have to adjust its calculation and characterization of FFO or MFFO.

About Strategic Storage Growth Trust, Inc. (SSGT):

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 28 operating self storage facilities located in 10 states comprising approximately 19,000 self storage units and approximately 2.1 million net rentable square feet of storage space. Additionally, SSGT owns one development property in the Greater Toronto Area which will be comprised of approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (SmartStop):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.7 billion of real estate assets under management, including 126 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 80,000 units and 9.3 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: Strategic Storage Trust II, Inc., SSGT and Strategic Storage Trust IV, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger and the other transactions contemplated by the merger agreement and all other statements in this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of SSGT’s real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in SSGT’s public filings with the Securities and Exchange Commission. Specifically as it relates to the merger and the other transactions contemplated by the merger agreement, SSGT may not be able to complete the proposed transaction on the terms described in this press release or other acceptable terms or at all because of a number of factors, including without limitation, the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to obtain the SSGT stockholder approval or the failure to satisfy the other closing conditions to the merger; risks related to disruption of management’s attention from SSGT’s ongoing business operations due to the transaction; and the effect of the announcement of the merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

In addition, the forward-looking statements represent SSGT’s views as of the date on which such statements were made. SSGT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SSGT’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SSGT are described in the risk factors included in SSGT’s filings with the SEC, including SSGT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SSGT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences. This is neither an offer nor a solicitation to purchase securities.